Exhibit 99.4

PRELIMINARY — SUBJECT TO COMPLETION

PROXY

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

AROWANA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Chin and Gary Hui (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of Shareholders of Arowana Inc., (the “Company”) to be held on [●], 2016 at [●] a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 (IF PRESENTED). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

(1)

To adopt the Contribution Agreement, dated as of August 11, 2016, by and among the Company, Arowana International Limited (“AWN”), and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”) (as may be amended, the “Contribution Agreement”), and to approve the business combination contemplated by such agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Intention to Exercise Redemption Rights — If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the accompanying definitive proxy statement under the heading “Extraordinary General Meeting of ARWA Shareholders and Extraordinary General Meeting of ARWA Warrantholders — Conversion Rights.”

REDEMPTION RIGHTS ☐

Shareholder Certification — I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of the Company owned by me in connection with the proposed business combination between the Company and VivoPower.

SHAREHOLDER CERTIFICATION ☐

(2)

To approve the voluntary winding up of the Company, subject to and conditional upon the approval of the Contribution Proposal and the completion of the transactions contemplated by the Contribution Agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

To approve a discretionary management incentive plan, providing for the issuance of equity by VivoPower and VivoPower International Services Limited, a wholly owned subsidiary of VivoPower, to employees and directors of VivoPower and its subsidiaries.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)

To approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, the Company is not authorized to consummate the transactions plated by the Contribution Agreement or the closing conditions under the Contribution Agreement are not met.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature:

Signature (If held jointly):

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Abstentions will have no effect on the vote for each proposal. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3 and 4 (if presented). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.